SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 10, 2003

CROWN AMERICAN REALTY TRUST
(Exact Name of Registrant as Specified in its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

1-12216 25-1713733

(Commission File Number) (IRS Employer Identification No.)

Pasquerilla Plaza, Johnstown, Pennsylvania, 15901
(Address of Principal Executive Offices)

(814)-536-4441
(Registrant's Telephone Number Including Area Code)

Item 9. Regulation FD Disclosure

Crown American Realty Trust hereby furnishes a public press release dated July 10, 2003, that costs associated with its previously announced proposed merger with Pennsylvania REIT will reduce second quarter results.

NEWS FROM:

C R O W N A M E R I C A N R E A L T Y T R U S T

IMMEDIATE RELEASE: July 10, 2003

CONTACT: Media: Christine Menna 814-536-9520 or Cmenna@crownamerican.com

Investors: Terry Stevens 814-536-9538 or Tstevens@crownamerican.com

Website: www.crownamerican.com

CROWN AMERICAN ANNOUNCES THAT COSTS ASSOCIATED WITH ITS PREVIOUSLY ANNOUNCED PROPOSED MERGER WITH PENNSYLVANIA REIT WILL REDUCE SECOND QUARTER RESULTS

Johnstown, Pa. - Crown American Realty Trust (NYSE: CWN) announced that merger costs associated with the proposed merger with Pennsylvania Real Estate Investment Trust ("PREIT"), previously announced on May 14, 2003, will reduce the Company's second quarter net income and FFO results. The costs, which aggregated approximately $1.6 million ($0.042 per share) for the second quarter and $3.0 million ($0.076 per share) for the first six months of 2003, relate primarily to legal, accounting and investment banking services associated with the proposed merger. The costs are being expensed as incurred in accordance with generally accepted accounting principles. Other than for the merger costs, the Company's operating performance is continuing as expected. The Company also anticipates that costs associated with the merger will continue during the third quarter of 2003 and will be significant in amount. The Company intends to announce in late July its operating results for the three and six months ended June 30, 2003.

Crown American Realty Trust is an equity real estate investment trust (REIT) that, through various affiliates and subsidiaries owns, acquires, operates and develops regional shopping malls in Pennsylvania, Maryland, West Virginia, Virginia, New Jersey, Wisconsin, North Carolina, Tennessee, Alabama and Georgia. The current portfolio includes enclosed regional malls aggregating more than 16 million square feet of gross leasable area. Crown American is listed on the New York Stock Exchange under the symbol CWN and is headquartered in Johnstown, Pennsylvania. The Company's corporate web site can be found at www.crownamerican.com.

This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on assumptions and expectations, which may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy. Future events and actual results, financial and otherwise, may differ from the results discussed in the forward-looking statements. Risk and other factors that might cause differences, some of which could be material, include, but are not limited to, economic and credit market conditions, the ability to refinance maturing indebtedness, the impact of competition, consumer buying trends, financing and development risks, construction and lease-up delays, cost overruns, the level and volatility of interest rates, the rate of revenue increases versus expense increases and financial stability of tenants within the retail industry, as well as other risks listed from time to time in the Company's reports filed with the Securities and Exchange Commission or otherwise publicly disseminated by the Company.

In connection with the previously-announced proposed merger between Crown American and Pennsylvania Real Estate Investment Trust (PREIT), Crown American and PREIT intend to file a registration statement on Form S-4 including a joint proxy statement/prospectus and other materials with the Securities and Exchange Commission. SECURITY HOLDERS ARE URGED TO READ THESE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. A registration statement relating to PREIT securities to be issued in the merger of Crown into PREIT has not been filed with the Securities and Exchange Commission. The securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CROWN AMERICAN REALTY TRUST

By: /s/ Terry L. Stevens
Name: Terry L. Stevens
Title: Executive Vice President and
Chief Financial Officer

Date: July 10, 2003